Quarterly Investor Relations Presentation At and for the three and nine months ended June 30, 2019

About GWB Company Snapshot EPS Performance $2.90 $2.19 • Full-service regional bank focused on relationship-based CAGR EPS 10% $2.04 $0.23 $0.23 business and agribusiness banking $1.96 $2.46 $2.67 $2.31 $2.45 • 174 banking branches across nine states: Arizona, $0.17 $1.90 Colorado, Iowa, Kansas, Minnesota, Missouri, Nebraska, $1.81 $2.14 North Dakota and South Dakota • Headquartered in Sioux Falls, South Dakota • 6th largest farm lender bank in the U.S. as of 03/31/19 (1) FY14 FY15 FY16 FY17 FY18 FYTD 18 FYTD 19 EPS - diluted Adj. EPS - diluted (2) Strong Earnings Growth and Efficiency Tangible Book Value (2) per Share Accretion GWB CAGR TBV 11% $172 $129 150.00 $14 $13 $117 $145 140.00 $131 $158 $116 $10 $105 $109 130.00 $121 120.00 50% 48% 50% 47% 47% 110.00 47% 46% 100.00 Peer CAGR TBV 6% 90.00 14 15 15 15 15 16 16 16 16 17 17 17 17 18 18 18 18 19 Y Y Y Y Y Y Y Y Y Y Y Y Y Y Y Y Y Y F F F F F F F F F F F F F F F F F F FY14 FY15 FY16 FY17 FY18 FYTD 18 FYTD 19 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 2Q Net Income ($MM) Adj. Net Income ($MM) (2) Efficiency Ratio (2) GWB GWB Peer Group (3) 2 (1) Source: American Banker's Association (2) Non-GAAP measures, see appendix for reconciliations. (3) See appendix for Peer Group listing; data sourced from SNL Financial

About GWB Company Snapshot Exchange / Ticker • NYSE: GWB Market Cap • 56.9 million shares outstanding / $2.03 billion Ownership • 100% publicly traded Total Assets • $12.95 billion ROA / ROTCE (2) • 0.84% / 9.7% Efficiency Ratio • 47.2% Locations • 174 branches in nine states FTEs • Approximately 1,600 Business & Ag • 70% of loans in business and 21% in agribusiness segments; 6th largest farm lender bank in the U.S.(1) Expertise (1) As of March 31, 2019. Source: American Banker's Association (2) See appendix for non-GAAP reconciliation for ROTCE and efficiency ratio. NOTE: All financial data is as of or for the three months ended June 30, 2019 unless otherwise noted. Market Cap calculated based on June 30, 2019 closing price of $35.72. Branch count as of June 30, 2019. 3

Footprint Attractive Markets • 174 banking branches across nine Midwestern and Western states • Vibrant, diverse economies balanced across growing commercial hub cities and smaller rural communities • Opportunities for expansion into new markets within and adjacent to footprint 4

Executing on Strategy • Total loans grew 1.2% to $9.89 billion during the quarter with FYTD loan growth at 5.0% Focused Business • Loan growth was primarily driven by non-owner occupied commercial real estate Banking Franchise with Agribusiness • Deposits decreased by 2.2% to $10.24 billion during the quarter, driven by a reduction in brokered deposits Expertise and seasonal outflows consistent with prior years, bringing FYTD deposit growth to 5.2% (1) Strong Profitability • Fully diluted EPS of $0.47 for the quarter and $2.04 for fiscal year-to-date and Growth Driven • Profitability remains strong with ROTCE (1) of 14.5% and ROAA of 1.25% for fiscal year-to-date by a Highly (1) Efficient Operating • Efficiency ratio of 47.2% for the quarter and 46.3% for fiscal year-to-date Model • All regulatory capital ratios remain above minimums to be considered “well capitalized” Strong Capital • Quarterly dividend of $0.30 per share Generation and ◦ Dividend payable August 23, 2019 to stockholders of record as of the close of business on August 9, Attractive Dividend 2019 • Net charge-offs of $17.5 million during the quarter represent 0.72% of average total loans on an annualized basis, majority of which were in beef cattle and commercial non-real estate portfolios Risk Management • Loans graded "Substandard" increased by 83.8% to $476.0 million due to new and/or updated information Driving Sound during the quarter, loans graded "Watch" decreased by 26.6% to $220.9 million, nonaccrual loans decreased Credit Quality by 2.9% to $118.1 million compared to March 31, 2019 • Outside of the dairy portfolio, credit quality remained stable during the quarter (1) This is a non-GAAP measure. See appendix for reconciliation. 5

Experienced Management Team

Great Western Bancorp, Inc.

Executive Officers		Industry experience (yrs)	Great Western Bank experience (yrs) (1)
Ken Karels *Chairman & CEO*	Former President, COO, and Regional President – Great Western Former President and CEO – Marquette Bank	42	17
Doug Bass *President & COO*	Former Regional President for Nebraska, Iowa / Kansas / Missouri, Arizona / Colorado, L&D / Marketing, Operations, and People & Culture Prior positions with U.S. Bank and First American Bank Group	36	10
Pete Chapman *Executive VP & CFO*	Responsible for financial / regulatory reporting, planning and strategy, project management, treasury, and banking operations in Minnesota and North Dakota Prior U.S. experience with E&Y	26	16
Karlyn Knieriem *Executive VP & CRO*	Responsible for risk framework across GWB including Enterprise Risk, Compliance, BSA and Risk Asset Review Prior experience includes senior management roles with First National Bank of Omaha	21	2
Tim Kintner *Executive VP & Regional President*	Regional President for South Dakota and responsible for the retail business across the footprint Prior leadership positions with Bankers Trust Company, Bankers Trust, Marquette Bank, and Wells Fargo	36	1
Michael Gough *Executive VP & CCO*	Prior leadership roles with GWB include Senior Lender, EVP - Credit, and Executive GM - Strategic Business Services	36	23
Non-Executive Officers			
Scott Erkonen *Chief Information Officer*	Prior leadership role representing the United States internationally in the areas of IT Governance and Information Security -- ISO (International Organization for Standardization)	23	12
Bart Floyd *Regional President IA*	Prior experience with US Bank, Wells Fargo/SouthTrust Bank, and commercial banking and private financing for organizations in Iowa, Colorado, and Texas	23	7
Chris Wiedenfeld *Regional President NE*	Prior experience with American National Bank, US Bank, and Lauritzen Corporation	23	5
Gail Grant *Regional President*	Former Group President for Northern Colorado and Arizona Prior experience with Wells Fargo/Norwest	30	10
Andy Pederson *Head of P&C and L&D*	Prior experience – Senior Human Resource Generalist for Citibank and Wells Fargo	19	10
Donald Straka *General Counsel and Corporate Secretary*	Prior experience – attorney and executive in banking, securities and M&A	31	5

(1) For Mr. Chapman, includes experience at National Australia Bank, Ltd. and subsidiaries; For Mr. Erkonen, includes experience at HF Financial Corp.

6

NYSE: GWB

GreatWesternBank.com

Acquisition History Acquired First Community Bank's Colorado franchise Acquired HF Acquired Security Acquired North Central and a branch from Financial Corp. Bank Bancshares Inc. Wachovia ($1.1 billion total) ($0.1 billion) ($0.4 billion total) ($0.6 billion total) $13.0 Acquired F&M Acquired Bank-Iowa and $12.1 $12.0 Sunstate Bank $11.7 TierOne Bank $11.5 and three ($3.0 billion total) branches from $10.0 HF Financial $9.8 $9.4 Corp. $9.1 ($0.2 billion $9.0 total) $8.3 $8.2 $8.0 $6.0 $5.2 $4.3 $4.0 $3.4 $3.1 $2.0 $0.0 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 3QFY19 Pre-Acquisition Assets Acquired Assets Note: Total assets are as of September 30 of each fiscal year unless otherwise noted. Acquired assets are the total of the fair value of total assets acquired and the net cash and cash equivalents received, at the time of acquisition of each indicated year. 7

Loan Portfolio Composition Portfolio Segmentation by Type Loan Portfolio ($MM) Residential real estate, 8.2% Consumer & Other, 1.1% At September 30 of each fiscal year unless otherwise noted (UPB). $9,915 Focused on deepening Multifamily, 4.2% Commercial non- $9,446 relationships with existing $918 real estate, 17.6% $9,009 and attracting new $8,736 $934 customers $1,043 $1,140 $1,748 Non owner-occupied Ag real estate, 9.7% CRE, 28.1% $7,351 $1,700 $6,820 $1,719 $1,033 $1,673 Ag operating, 11.0% $6,414 $1,027 $2,049 $1,033 $2,183 Owner-occupied CRE, 13.8% Construction & development, 6.3% $1,611 $2,122 $1,571 $2,169 Geographic Diversification $1,482 Minnesota / North Dakota 2.4% Colorado 13.0% $1,861 Other 1.6% $1,681 $1,587 Arizona 14.6% $5,200 $4,629 $4,125 Iowa / Kansas / $3,754 Missouri 28.3% $2,846 $2,312 $2,541 Nebraska 16.9% FY13 FY14 FY15 FY16 FY17 FY18 3QFY19 South Dakota 23.2% Commercial RE Agriculture C&I Residential RE, Consumer, Other NOTE: Other loans represent certain ASC 310-30 loans and certain other loans managed by our staff 8

Additional Loan Information

Great Western Bancorp, Inc.

Highlights

- Loan portfolio is managed to Board-approved concentration limits and regulatory guidelines
- Income statement impact from acquired loans (including indemnification asset amortization) has not significantly increased earnings and is not expected to in the future
- Management remains comfortable with credit coverage levels

Incremental Impact from Acquired Loans ($MM)



Includes ASC 310-20 accretion, ASC 310-30 accretion in excess of contractual interest and indem. asset amortization
$(5.6)
$0.2
$0.5
$(3.3)
$1.4
$2.1
$3.1
$2.1
$6.1
$1.5
$2.8
$1.0
2014
2015
2016
2017
2018
FYTD 19
ASC 310-30
Non ASC 310-30

Comprehensive Credit-Related Coverage ($MM)

	GWB Legacy - Loans at Amortized Cost	GWB Legacy - Loans at Fair Value	HF Financial Corp. Acquired Loans	Other Acquired Loans	Total
ALLL	$ 73,103	$ —	$ 1,550	$ 1,893	$ 76,546
Remaining Loan Discount	$ —	$ —	$ 10,249	$ 5,300	$ 15,549
Fair Value Adjustment (Credit)	$ —	$ 8,654	$ —	$ —	$ 8,654
Total ALLL / Discount / FV Adj.	$ 73,103	$ 8,654	$ 11,799	$ 7,193	$ 100,749
Total Loans	$ 8,560,991	$ 816,851	$ 427,514	$ 81,615	$ 9,886,971
ALLL / Total Loans	**0.85%**	**—%**	**0.36%**	**2.32%**	**0.77%**
Discount / Total Loans	—%	—%	2.40%	6.49%	0.16%
FV Adj. / Total Loans	—%	1.06%	—%	—%	0.09%
Total Coverage / Total Loans (1)	**0.85%**	**1.06%**	**2.76%**	**8.81%**	**1.02%**

(1) Comprehensive Credit-Related Coverage is a non-GAAP measure that Management believes is useful to demonstrate that the FV adjustments related to credit and remaining loan discounts consider credit risk and should be considered as part of total coverage.

9

NYSE: GWB

GreatWesternBank.com

Focused CRE Lending

Great Western Bancorp, Inc.

Highlights

- Focus on commercial property investors, owner-occupied properties, multi-family property investors and a diverse range of commercial construction with limited exposure to land development and other speculative projects
- Continued customer demand to finance CRE construction and development, especially in larger markets within our footprint
- Regulatory CRE levels of 281% (300% test) and 58% (100% test)
- 10 largest CRE exposures represent 9.2% of total CRE and average $48 million

CRE Portfolio Composition by Type (UPB $MM)



Multifamily, 8.0%, $413,806
Construction and development, 12.1%, $626,671
Non-owner-occupied CRE, 53.5%, $2,784,030
Owner-occupied CRE, 26.4%, $1,375,235

CRE Portfolio Exposure Sizes (UPB)



<$250K, 2.2%
$250K - $1M, 7.6%
$15M+, 30.3%
$1M - $5M, 26.9%
$5M- $15M, 33.0%

CRE Net Charge-offs / Average Loans [1] ($MM)



0.8%
0.1%
—%
0.1%
—%
0.1%
—%
FY13
FY14
FY15
FY16
FY17
FY18
FYTD 19
$18.96
$1.73
$0.63
$2.91
$1.55
$3.39
$0.56

NOTE: All customer references are aggregated based on CIF and do not group CIFs with related ownership groups. Industry disclosures based on NAICS codes.
(1) Net charge-offs / average loans represent charge-offs, net of recoveries, as a percent of average loans for each period. Average loans are calculated as the two point average of each period. Ratios annualized for partial-year periods.

10

NYSE: GWB

GreatWesternBank.com

Diverse C&I Exposure

Great Western Bancorp, Inc.

Highlights

- Diverse range of industry exposure across C&I lending portfolio, including healthcare, tourism & hospitality, freight & transport and agribusiness-related services
- 10 largest C&I exposures represent 16.3% of total C&I and average $28 million
- Approximately 4,000 customers with an average exposure of $440,000
- Higher FYTD 19 charge-offs driven by one $4.0 million relationship which the Company believed involved borrower fraud

C&I Portfolio Composition by Industry (UPB)



Finance and Insurance 7.4%
Accommodation and Food Services 7.0%
Transportation and Warehousing 7.0%
Retail Trade 8.5%
Real Estate and Rental and Leasing 5.3%
Construction 9.7%
Public Administration 3.9%
Health Care and Social Assistance 10.7%
Other 14.0%
Manufacturing 11.3%
Wholesale Trade 15.2%

C&I Portfolio Exposure Sizes (UPB)



<$250K: 7.6%
$250K - $1M: 12.1%
$15M+: 25.9%
$1M - $5M: 28.2%
$5M- $15M: 26.2%

C&I Net Charge-offs / Average Loans [(1)] ($MM)



0.2%
0.3%
0.5%
0.1%
0.7%
0.2%
0.4%
FY13
FY14
FY15
FY16
FY17
FY18
FYTD 19
$2.43
$3.94
$7.75
$1.20
$11.88
$2.82
$5.77

NOTE: All customer references are aggregated based on CIF and do not group CIFs with related ownership groups. Industry disclosures based on NAICS codes.
(1) Net charge-offs / average loans represent charge-offs, net of recoveries, as a percent of average loans for each period. Average loans are calculated as the two point average of each period. Ratios annualized for partial-year periods.

11
NYSE: GWB
GreatWesternBank.com

Ag Loan Portfolio Highlights Ag Portfolio Composition by Industry (UPB) • Portfolio balanced across subsegments Dairy Farms, 26.4% • 10 largest Ag exposures represent 14.8% of total Ag and average $30 million Beef Cattle, 22.6% • Approximately 3,000 customers with an average exposure size of $660,000 ` 29% Hogs, 4.4% • Grain portfolio performance is solid with dairy and flood ` Grains exposure being closely monitored Proteins 54% • Tariffs on the agriculture market continue to be monitored Other 17% • Higher FYTD 19 charge-offs driven by a small number of cattle relationships Other Specialty, 17.3% Grains, 29.3% Ag Portfolio Exposure Sizes (UPB) Ag Net Charge-offs / Average Loans (1) ($MM) <$250K: 7.0% $15M+: 23.0% 1.2% $250K - $1M: 14.7% 0.4% 0.3% 0.3% 0.2% 0.1% —% FY13 FY14 FY15 FY16 FY17 FY18 FYTD 19 $1M - $5M: 28.8% $5M- $15M: 26.5% $4.05 $2.37 $0.48 $3.74 $7.40 $9.14 $19.43 NOTE: All customer references are aggregated based on CIF and do not group CIFs with related ownership groups. Industry disclosures based on NAICS codes. (1) Net charge-offs / average loans represent charge-offs, net of recoveries, as a percent of average loans for each period. Average loans are calculated as the two point average of each period. Ratios annualized for partial-year periods. 12

Investments & Borrowings Highlights • Investment portfolio weighted average life of 3.8 years as of June 30, 2019 and yield of 2.54% for the quarter ended June 30, 2019, an increase of 2 basis points compared to the prior quarter ◦ Spot yield on the portfolio at June 30, 2019 was 2.49% with yields on new purchases at levels above maturities • Borrowings portfolio had a cost of 2.99% for the quarter ended June 30, 2019, a decrease of 9 basis points compared to the prior quarter Investment Portfolio Borrowings & Weighted Average Cost Other MBS, 64% Securities sold under agreements to repurchase - 0.27% WA Cost Subordinated debentures and subordinated notes payable - 5.23% WA Cost FHLB & Other Borrowings - 2.77% WA Cost States and political GNMA, 27% subdivisions, 4% U.S. Treasuries, 5% 13

Deposits Portfolio Segmentation by Type Portfolio Over Time ($MM) Other time certificates, 14.4% At September 30 of each fiscal year unless otherwise noted. Time certificates $250K+, $10,236 4.9% $9,733 Non-Interest- Bearing Demand, $8,978 $1,976 18.9% $8,605 $1,847 $1,275 $7,386 $1,381 $7,386 $6,948 $7,052 1.11% $1,380 NOW, MMDA and $1,744 $2,147 0.65% Savings, 61.8% 0.48% 0.40% 0.32% 0.32% $6,323 $5,847 $6,043 Geographic Diversification 0.36% $5,343 Nebraska, 24.9% Arizona, 4.9% $4,638 $4,005 Colorado, 13.0% $3,602 North Dakota / Minnesota, 0.5% $1,881 $1,856 $1,843 $1,937 $1,199 $1,303 $1,368 South Dakota and Iowa / Kansas / FY13 FY14 FY15 FY16 FY17 FY18 3QFY19 Corporate, 28.8% Missouri, 27.9% Non-Interest-Bearing Interest-Bearing Demand Time Cost of Deposits NOTE: South Dakota and Corporate deposits include deposits managed by our Corporate staff. 14

Growth Metro vs Rural Metro and Rural Markets • Historically, the Company's core Midwestern presence was focused in Iowa, Nebraska and South Dakota in rural markets largely supported by agricultural economies • M&A activity and de novo expansion over the last decade have expanded the footprint to include more metro (1) markets • While loan and deposit balances in the core Midwestern markets remain critical to maintain, growth prospects are much more robust in Metro markets • Compound average growth over the last six years in metro markets has been 11% for loans and 8% for deposits, compared to 2% and 4%, respectively, in rural markets which provide good, stable sources of funding Loans Deposits September 2013 September 2013 $29 $3,235 47% $172 0% 3% $3,930 62% March 2019 March 2019 $359 $2,261 $49 4% 0% 35% $3,684 53% $5,242 51% $2,533 $7,305 26% 74% $4,635 45% Metro Rural Corporate Metro Rural Corporate (1) Metro markets generally include MSAs with >100K populations 15

Capital

Great Western Bancorp, Inc.

Summary

- Attractive dividend of $0.30 for the quarter ended June 30, 2019 (dividend yield of 3.6% based on avg. closing price during the quarter) [1]
- Earnings and return on equity provide capital in excess of that required to fund organic growth and provides flexibility to execute upon deploying capital to enhance shareholder value

Capital Priorities

1. Organic Growth & Attractive Dividend Yield
2. Attractive and Accretive Acquisitions
3. Share Buybacks

Capital Ratios

Great Western Bancorp, Inc.	Ratio	Well Capitalized Minimum	Difference to Well Capitalized
Tier 1 capital	11.3%	8.0%	3.3%
Total capital	12.4%	10.0%	2.4%
Tier 1 leverage	10.0%	5.0%	5.0%
Common equity tier 1	10.6%	6.5%	4.1%
Tangible common equity / tangible assets [2]	9.3%		
Risk-weighted assets ($MM)	$10,671		

Great Western Bank	Ratio	Well Capitalized Minimum	Difference to Well Capitalized
Tier 1 capital	10.9%	8.0%	2.9%
Total capital	11.7%	10.0%	1.7%
Tier 1 leverage	9.6%	5.0%	4.6%
Common equity tier 1	10.9%	6.5%	4.4%
Risk-weighted assets ($MM)	$10,668		

Total Tangible Capital Composition ($MM)



Eligible trust-preferred securities, 6%, $73.7
Eligible ALLL & reserve for unfunded commitments, 6%, $77.0
Eligible subordinated debt, 2%, $35.0
Tangible equity net of DTAs and AOCI, 86%, $1,136.4

(1) Future dividends subject to Board approval.

(2) TCE/TA is a non=GAAP measure. See appendix for reconciliation.

16

NYSE: GWB

GreatWesternBank.com

Interest Rate Sensitivity

Great Western Bancorp, Inc.

Summary

- Management believes the balance sheet is well-positioned in the current interest rate environment but funding costs are increasing
  - Internal expense planning is not dependent on rate hikes and NIM expansion
- Investment portfolio weighted average life of 3.8 years
- Relatively short average tenor of the loan portfolio (1.3 years at June 30, 2019) due to:
  - Higher proportion of 12-month revolving lines of credit in line with business and agriculture lending focus
  - Certain fixed-rate loans with original terms greater than 5 years are swapped to floating
  - Within the loan portfolio, 41.2% is variable or expected to reprice in the next 12 months

Sensitivity Modeling



15.00%
10.00%
5.00%
0.00%
-5.00%
-10.00%
-100 bps
+100 bps
+200 bps
+300 bps
+400 bps
Immediate
Gradual

Rate Type Concentration



Adjustable, 21.6%
Adjustable - Hedged, 1.9%
Variable, 29.6%
Fixed, 40.7%
Fixed - Hedged, 6.2%

- Variable/Adjustable: 40% Prime, 30% 5yr Tsy, 30% all other
- Fixed: fixed rate through maturity
- Variable: rate will reset prior to 07/31/19
- Adjustable: adjustable rate that will reset after 07/31/19

Rate Term



Fixed Rate Term
Adjustable Fixed Rate Term
30%
20%
10%
0%
5%
9%
26%
1%
32%
3%
14%
8%
<3m
3m-12m
12m-3y
3y-5y
5y+
5%
13%
31%
1%
28%
1%
16%
7%
Fixed
Adjustable
Swapped to Variable

17

NYSE: GWB

GreatWesternBank.com

Asset Quality Watch Loans ($MM) Net Charge-offs / Average Total Loans (2) 0.88% $328 $343 $310 $312 $288 $123 $84 $121 $132 $156 $259 $221 0.54% 4.2% 4.2% $117 0.44% 3.8% 3.5% 3.6% 0.37% 0.26% 2.2% $132 $205 0.18% $189 $180 0.14% 0.13% 0.12% $104 0.27% 0.10% 0.02% 0.06% 0.04% 0.05% 0.08% FY14 FY15 FY16 FY17 FY18 3QFY19 FY11 FY12 FY13 FY14 FY15 FY16 FY17 FY18 FYTD 19 Ag Loans Non Ag Loans Total Loans Ag Loans Non Ag Loans Total Loans Substandard Loans ($MM) Credit Quality $476 83.8% $97 64.8% 60.2% $379 51.1% $253 45.9% 45.1% $242 $233 0.67% 0.42% 0.38% $184 $111 $71 $81 4.8% 0.99% 1.14% 0.33% $126 $130 1.12% $162 $172 0.60% 0.79% 0.86% $91 2.5% 2.8% 2.6% 2.7% 1.9% $131 $35 $54 0.17% 0.33% FY14 FY15 FY16 FY17 FY18 3QFY19 FY14 FY15 FY16 FY17 FY18 3QFY19 Ag Loans Non Ag Loans Total Loans Ag NALs / Non Ag NALs / Reserves / Total Loans Total Loans Total NALs (1) (1) Comprehensive Credit-Related Coverage is a non-GAAP measure. See slide 9 for calculation. (2) Annualized for partial year periods 18

Ag Loan Asset Quality

Great Western Bancorp, Inc.

Commentary

- Charge-offs in the agriculture portfolio have historically been low as a percentage of total loans
    - 3QFY19 includes a $4.0 million charge-off on a relationship with a cattle feed lot operator believed to be engaged in borrower fraud
- Management is actively monitoring and working existing substandard credits within the ag portfolio
- The grain portfolio has trended down in watch and substandard loan balances as a percentage of total ag loans

Ag Watch Loans by Category (1)



$17,031
$35,404
$33,137
$24,382
$30,077
$38,971
$31,809
$61,482
$8,924
$34,688
$145,532
$18,533
$89,605
$96,188
$39,887
$66,702
$73,312
$15,599
$76,272
$103,520
$63,786
$11,927
$22,030
$31,067
$38,794
FY11 FY12 FY13 FY14 FY15 FY16 FY17 FY18 FYTD 19

Ag Substandard Loans by Category (1)



$4,639
$2,622
$23,963
$35,107
$30,906
$22,931
$14,998
$21,974
$93,597
$14,093
$69,564
$78,577
$13,260
$27,603
$68,624
$62,388
$16,511
$203,827
$104,853
$53,858
FY11 FY12 FY13 FY14 FY15 FY16 FY17 FY18 FYTD 19

Ag Net Charge-offs / Average Total Loans (2)



0.02%
—%
0.04%
0.01%
0.01%
0.03%
0.01%
0.01%
0.02%
0.03%
0.01%
0.05%
0.02%
0.03%
0.07%
0.01%
0.19%
0.07%
FY11 FY12 FY13 FY14 FY15 FY16 FY17 FY18 FYTD 19

Grains | Beef Cattle | Dairy Farms | Hogs | All Other

(1) Categories with less than $20m were considered immaterial and combined in All Other
(2) Annualized for partial year periods

NYSE: GWB
19
GreatWesternBank.com

Goodwill & Intangible Assets Goodwill ($MM) Other Intangible Assets ($MM) (1) • Majority of goodwill on GWB’s balance sheet (84%) resulted • Existing intangible assets and related amortization have from the acquisition of GWB by National Australia Bank Ltd. in become minimal 2008 and was pushed down to GWB’s balance sheet • Future M&A activity could generate additional assets and • Recognizing an impairment, which management does not amortization expense believe currently exists, is the only opportunity to eliminate the $20.0 $20.0 NAB-related goodwill $18.0 HF Financial, $41 $16.0 $15.0 GWB acquisitions $14.0 pre-IPO, $76 $12.0 $10.0 $10.0 $8.0 $6.0 $5.0 $4.0 $2.0 NAB acquisition of GWB, $622 $0.0 $0.0 14 15 16 17 18 19 20 21 22 23 24 25 20 20 20 20 20 20 20 20 20 20 20 20 & thereafter Year-end balance (left axis) Annual amortization (right axis) (1) Balances and amortization expense at September 30 and for the respective fiscal years. Amounts for fiscal years 2019 – 2025 & thereafter are forecast based on existing intangible assets and could change materially based on future acquisitions. 20

Income Statement Summary

Revenue

Great Western Bancorp, Inc.

Revenue Highlights

- Net interest income (FTE) increased 2.0% to $107.1 million compared to prior quarter
  - Higher yield on loans and investments partially offset by higher cost of deposits
- NIM (FTE) and adjusted NIM (FTE)[2] each down 5 basis points compared to 2QFY19
- Noninterest income, excluding the change in fair value of fair value option loans and the net gain (loss) on related derivatives, remained stable compared to 2QFY19

Net Interest Income ($MM) and NIM



$104.9
$107.1
$310.8
$318.4
3.75%
3.76%
3.70%
3.71%
3.93%
3.87%
3.75%
3.76%
2QFY19
3QFY19
FYTD 18
FYTD 19
Net Interest Income (FTE)
NIM (FTE)
Adjusted NIM (FTE) (2)

NIM Analysis



3.75%
3.76%
0.02%
(0.07)%
0.02%
0.02%
(0.02)%
(0.02)%
3.70%
3.71%
2QFY19
Cash & Investments
Liquidity changes
Loans
Loan acct
Total deposits
Borrowings
3QFY19
NIM (FTE)
Adjusted NIM (FTE) (2)

Noninterest Income[1]



Wealth management - $2,234
Mortgage banking income, net - $1,055
Gain on security sales - $322
Other - $1,309
Interchange income - $2,700
OD/NSF fees - $3,940
Other Service fees - $2,024
Service charges - $1,657

(1) Chart excludes changes related to loans and derivatives at fair value which netted $(4.5) million for the quarter and loss on sale of securities. Dollars in thousands.
(2) Adjusted NIM (FTE) is a non-GAAP measure. See appendix for reconciliations.

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Earnings, Expenses & Provision Highlights Net Income ($MM) • Adjusted net income (1) of $26.8 million, a decrease of $129 39.8% over 2QFY19 $13 $117 $116 ◦ Higher provision for loan losses during quarter as a $46 $45 result of charge-offs in the beef cattle portfolio and commercial non-real estate segment $27 (1) ◦ Strong ROAA of 14.5% and 1.25% ROTCE for 1.55% 1.44% 1.32% 1.25% fiscal year 0.84% • Efficiency ratio (1) was 47.2% for the quarter and 46.3% for fiscal year-to-date 3QFY18 2QFY19 3QFY19 FYTD 18 FYTD 19 • Noninterest expense remained stable from 2QFY19 Net Income Adjusted net income (1) ROAA Noninterest Expense ($MM) Provision for Loan Losses ($MM) Sustained peer-leading (1) (2) $171.9 efficiency ratio $169.7 $39.0 $57.9 $56.0 $26.1 45.8% 47.2% 46.7% 46.3% $13.0 $3.5 3QFY18 3QFY19 FYTD 18 FYTD 19 3QFY18 3QFY19 FYTD 18 FYTD 19 Noninterest expense Efficiency Ratio (1) (1) Adjusted net income, ROTCE and efficiency ratio are non-GAAP measures. See appendix for reconciliations. (2) See appendix for Peer Group listing; data sourced from SNL Financial. 23

Proven Business Strategy Focused Business Banking Franchise with Agribusiness Expertise Attract and Retain High-Quality Relationship Bankers Invest in Organic Growth While Optimizing Footprint Deepen Customer Relationships Explore Accretive Strategic Acquisition Opportunities Strong Profitability and Growth Driven by a Highly Efficient Operating Model Strong Capital Generation and Attractive Dividend Risk Management Driving Solid Credit Quality 24

Disclosures Forward-Looking Statements: This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “views,” “intends” and similar words or phrases. In particular, the statements included in this Presentation concerning Great Western Bancorp, Inc.’s expected performance and strategy, the outlook for its agricultural lending segment and the interest rate environment are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this Presentation are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties, that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward- Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the most recently ended fiscal year, and in other periodic filings with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Non-GAAP Financial Measures: This presentation contains non-GAAP measures which our management relies on in making financial and operational decisions about our business and which exclude certain items that we do not consider reflective of our business performance. We believe that the presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. These non-GAAP measures should be considered in context with our GAAP results. A reconciliation of these non-GAAP measures appears in our earnings release dated July 25, 2019 and in Appendix 1 to this presentation. Our earnings release and this presentation are available in the Investor Relations section of our website at www.greatwesternbank.com. Our earnings release and this presentation are also available as part of our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2019. Explanatory Note: In this presentation, all financial information presented refers to the financial results of Great Western Bancorp, Inc. combined with those of its predecessor, Great Western Bancorporation, Inc. 25

Appendix 1 Non-GAAP Measures

Non-GAAP Measures

Great Western Bancorp, Inc.

	At or for the nine months ended:		At or for the three months ended:				
	June 30, 2019	June 30, 2018	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Adjusted net income and adjusted earnings per common share:							
Net income - GAAP	$ 117,080	$ 115,636	$ 26,783	$ 44,511	$ 45,786	$ 42,281	$ 45,874
Add: Deferred taxes revaluation due to Tax Reform Act	—	13,586	—	—	—	—	—
Adjusted net income	$ 117,080	$ 129,222	$ 26,783	$ 44,511	$ 45,786	$ 42,281	$ 45,874
Weighted average diluted common shares outstanding	57,408,023	59,134,635	57,110,103	57,074,674	58,039,292	59,122,699	59,170,058
Earnings per common share - diluted	$ 2.04	$ 1.96	$ 0.47	$ 0.78	$ 0.79	$ 0.72	$ 0.78
Adjusted earnings per common share - diluted	$ 2.04	$ 2.19	$ 0.47	$ 0.78	$ 0.79	$ 0.72	$ 0.78
Tangible net income and return on average tangible common equity:							
Net income - GAAP	$ 117,080	$ 115,636	$ 26,783	$ 44,511	$ 45,786	$ 42,281	$ 45,874
Add: Amortization of intangible assets, net of tax	1,022	1,117	335	343	344	343	366
Tangible net income	$ 118,102	$ 116,753	$ 27,118	$ 44,854	$ 46,130	$ 42,624	$ 46,240
Average common equity	$ 1,834,708	$ 1,775,767	$ 1,864,132	$ 1,822,940	$ 1,817,052	$ 1,825,312	$ 1,796,066
Less: Average goodwill and other intangible assets	746,110	747,718	745,718	746,107	746,503	746,900	747,294
Average tangible common equity	$ 1,088,598	$ 1,028,049	$ 1,118,414	$ 1,076,833	$ 1,070,549	$ 1,078,412	$ 1,048,772
Return on average common equity *	8.5%	8.7%	5.8%	9.9%	10.0%	9.2%	10.2%
Return on average tangible common equity **	14.5%	15.2%	9.7%	16.9%	17.1%	15.7%	17.7%

* Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods.

** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods.

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Non-GAAP Measures

Great Western Bancorp, Inc.

	At or for the nine months ended:		At or for the three months ended:				
	June 30, 2019	June 30, 2018	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):							
Net interest income - GAAP	$ 313,999	$ 305,848	$ 105,629	$ 103,475	$ 104,894	$ 101,990	$ 104,672
Add: Tax equivalent adjustment	4,356	4,910	1,424	1,442	1,490	1,687	1,729
Net interest income (FTE)	318,355	310,758	107,053	104,917	106,384	103,677	106,401
Add: Current realized derivative gain (loss)	746	(4,946)	321	405	21	(419)	(830)
Adjusted net interest income (FTE)	$ 319,101	$ 305,812	$ 107,374	$ 105,322	$ 106,405	$ 103,258	$ 105,571
Average interest-earning assets	$ 11,349,960	$ 10,577,420	$ 11,617,521	$ 11,345,559	$ 11,086,800	$ 10,857,168	$ 10,748,078
Net interest margin (FTE) *	3.75%	3.93%	3.70%	3.75%	3.81%	3.79%	3.97%
Adjusted net interest margin (FTE) **	3.76%	3.87%	3.71%	3.76%	3.81%	3.77%	3.94%

* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

	June 30, 2019	June 30, 2018	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non-ASC 310-30 loans:							
Interest income - GAAP	$ 365,987	$ 324,506	$ 124,098	$ 121,528	$ 120,361	$ 115,284	$ 112,760
Add: Tax equivalent adjustment	4,356	4,910	1,424	1,442	1,490	1,687	1,729
Interest income (FTE)	370,343	329,416	125,522	122,970	121,851	116,971	114,489
Add: Current realized derivative gain (loss)	746	(4,946)	321	405	21	(419)	(830)
Adjusted interest income (FTE)	$ 371,089	$ 324,470	$ 125,843	$ 123,375	$ 121,872	$ 116,552	$ 113,659
Average non-ASC 310-30 loans	$ 9,583,477	$ 9,042,253	$ 9,699,433	$ 9,615,096	$ 9,435,901	$ 9,299,318	$ 9,220,931
Yield (FTE) *	5.17%	4.87%	5.19%	5.19%	5.12%	4.99%	4.98%
Adjusted yield (FTE) **	5.18%	4.80%	5.20%	5.20%	5.12%	4.97%	4.94%

* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.

** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

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Non-GAAP Measures At or for the nine months ended: At or for the three months ended: March 31, December 31, September 30, June 30, 2019 June 30, 2018 June 30, 2019 2019 2018 2018 June 30, 2018 Efficiency ratio: Total revenue - GAAP $ 359,708 $ 360,203 $ 116,395 $ 121,698 $ 121,614 $ 121,245 $ 123,611 Add: Tax equivalent adjustment 4,356 4,910 1,424 1,442 1,490 1,687 1,729 Total revenue (FTE) $ 364,064 $ 365,113 $ 117,819 $ 123,140 $ 123,104 $ 122,932 $ 125,340 Noninterest expense $ 169,686 $ 171,875 $ 56,000 $ 56,580 $ 57,106 $ 59,550 $ 57,863 Less: Amortization of intangible assets 1,173 1,268 385 394 394 394 416 Tangible noninterest expense $ 168,513 $ 170,607 $ 55,615 $ 56,186 $ 56,712 $ 59,156 $ 57,447 Efficiency ratio * 46.3% 46.7% 47.2% 45.6% 46.1% 48.1% 45.8% * Calculated as the ratio of tangible noninterest expense to total revenue (FTE). Tangible common equity and tangible common equity to tangible assets: Total stockholders' equity $ 1,881,128 $ 1,816,741 $ 1,881,128 $ 1,852,394 $ 1,812,008 $ 1,840,551 $ 1,816,741 Less: Goodwill and other intangible assets 745,563 747,129 745,563 745,947 746,341 746,735 747,129 Tangible common equity $ 1,135,565 $ 1,069,612 $ 1,135,565 $ 1,106,447 $ 1,065,667 $ 1,093,816 $ 1,069,612 Total assets $ 12,954,896 $ 12,009,048 $ 12,954,896 $ 12,830,162 $ 12,573,641 $ 12,116,808 $ 12,009,048 Less: Goodwill and other intangible assets 745,563 747,129 745,563 745,947 746,341 746,735 747,129 Tangible assets $ 12,209,333 $ 11,261,919 $ 12,209,333 $ 12,084,215 $ 11,827,300 $ 11,370,073 $ 11,261,919 Tangible common equity to tangible assets 9.3% 9.5% 9.3% 9.2% 9.0% 9.6% 9.5% Tangible book value per share: Total stockholders' equity $ 1,881,128 $ 1,816,741 $ 1,881,128 $ 1,852,394 $ 1,812,008 $ 1,840,551 $ 1,816,741 Less: Goodwill and other intangible assets 745,563 747,129 745,563 745,947 746,341 746,735 747,129 Tangible common equity $ 1,135,565 $ 1,069,612 $ 1,135,565 $ 1,106,447 $ 1,065,667 $ 1,093,816 $ 1,069,612 Common shares outstanding 56,939,032 58,911,563 56,939,032 56,938,435 56,938,435 58,917,147 58,911,563 Book value per share - GAAP $ 33.04 $ 30.84 $ 33.04 $ 32.53 $ 31.82 $ 31.24 $ 30.84 Tangible book value per share $ 19.94 $ 18.16 $ 19.94 $ 19.43 $ 18.72 $ 18.57 $ 18.16 29

Appendix 2 Agriculture Lending & Economy

Ag Lending 101 Overview • Underwriting identical to comparable C&I and CRE loans where cash flow is the primary repayment source and loan and line amounts subject to loan value ("LTV") limits and "normalized" collateral values • Liquid markets typically exist for ag-related collateral which is the secondary repayment source (e.g., harvested grain or grain inventory, cattle, farm equipment and land sale/lease) in foreclosure scenarios • Many market and economic conditions can influence the profitability of individual borrowers; key to partner with seasoned producers that manage their own cost structure diligently Grains • 29% of the Ag loan portfolio or approx. 6% of overall loan portfolio • Most borrowers in footprint in MW states (IA, SD, NE) ◦ Corn and soybeans primary crop production • Corn and soybean prices spiked beginning in late 2007 and remained high for 3-4 years ◦ Drove cost of production higher as land and other input costs were in high demand; ◦ Gross value of corn production per acre increased 138% from 2006 to 2011 (USDA) • Crop prices have reverted to more sustainable long-term levels but costs have not reset as quickly • Federally-subsidized crop insurance protects a portion of grain producers' projected revenue each year 31

Ag Lending 101 (cont'd) Beef Cattle • 23% of the Ag loan portfolio or approx. 5% overall, primarily in SD • Beef cattle producers include: ◦ Cow-calf operators that breed cattle and raise calves to a certain weight (typically 500-600 lbs.; "Feeder Cattle") ◦ Feedlots who purchase feeder cattle and finish them for sale to processors (typically 1200+lbs.; "Live Cattle") ◦ GWB portfolio split roughly 74/26 as of June 30, 2019 • Industry is very cyclical driven by supply and demand (e.g., prices paid by feedlots dictate how many calves are bred and which stock cattle are retained for breeding vs. slaughtered) Dairy • 26% of the Ag loan portfolio or approx. 6% overall, primarily in AZ • Very cyclical pricing over time; producers that manage costs, are vertically integrated and use risk management techniques are best suited to generate profitability over time • Arizona has a milk quota system that provides some support for milk price margins for units of production providing limited stability for producers 32

Ag Economy Highlights • Industry balance sheets remain strong with debt/asset and debt/equity ratios below long-term averages and significantly below 1980s levels that precipitated, and resulted, from the period of high losses in the early 1980s • Ag sector net charge-offs, which have historically been low for the industry and for Great Western Bank, are rising Farm Balance Sheet Overview (1) (1) Source: USDA Economic Research Service; 2018 and 2019 is forecast data 33

Appendix 3 Peer Group

Peer Group • BancorpSouth Bank • Glacier Bancorp, Inc. • Banner Corporation • Heartland Financial USA, Inc. • Berkshire Hills Bancorp, Inc. • Old National Bancorp • Columbia Banking System, Inc. • Renasant Corporation • Community Bank System, Inc. • TCF Financial Corporation • Customers Bancorp, Inc. • Trustmark Corporation • CVB Financial Corp. • UMB Financial Corporation • First BanCorp. • United Bankshares, Inc. • First Midwest Bancorp, Inc. • United Community Banks, Inc. • Fulton Financial Corporation 35

Appendix 4 MSA Highlights

Iowa MSAs Des Moines / West Des Moines: • Iowa state capital • Insurance and financial services hub; major employers include Principal Financial, Nationwide, Wells Fargo Home Mortgage, Meredith Corp. and Ruan Transport Davenport / Moline / Rock Island (Quad Cities): • Significant advanced manufacturing, logistics, defense and food processing presence • Major employers include Deere & Co., Rock Island Arsenal, HyVee and two major health systems Cedar Rapids: • Along with Iowa City (20 miles away) comprises an economic area called the "Creative Corridor" • Significant innovative production, technology and life sciences presence • Major employers include Rockwell Collins, Transamerica 1.9 million and Nordstrom Direct aggregate Waterloo / Cedar Falls: 7 MSA • Cedar Falls is home to the University of Northern Iowa population • Advanced manufacturing hub; major employers include Deere & Co., health systems and UNI Sioux City: • Marked by strong business climate and very low unemployment; situated on the Iowa / Nebraska / South Dakota border at the navigational head of the Missouri River Iowa City: • Home of the University of Iowa and U of I Hospitals and Clinics which employ over 33,000 people; major hub for arts and culture Ames: • Home to Iowa State University, which boasts cutting edge programs in agricultural science and bio-economics Areas shaded green are Metropolitan Statistical Areas (darker) and Micropolitan Statistical Areas (lighter) where GWB has a branch or LPO presence 37

Nebraska MSAs Omaha/ Council Bluffs: • MSA population of nearly 1 million • Headquarters to four Fortune 500 companies including Berkshire Hathaway, Union Pacific, Mutual of Omaha and Peter Kiewit & Sons • Home of Creighton University, University of Nebraska- Omaha and University of Nebraska Medical Center Lincoln: • Nebraska state capital • Home of the University of Nebraska • Insurance and financial services hub with key employers including Assurity Life, Ameritas and State Farm 1.3 million • Other robust private sector employers in transportation, aggregate 3 MSA manufacturing and start-up tech firms population Grand Island: • Part of the "Tri-Cities" of Central Nebraska along with Hastings and Kearney - bringing the total trade area population to nearly 150,000 • Strong agricultural and manufacturing presence Areas shaded green are Metropolitan Statistical Areas (darker) and Micropolitan Statistical Areas (lighter) where GWB has a branch or LPO presence 38

South Dakota MSAs Sioux Falls: • Largest South Dakota MSA has experienced rapid growth in recent years • Hub for regional health care with two major health systems including Sanford Health, which has received considerable philanthropic support, and Avera Health • Strong banking and finance presence including the home of corporate charters for Wells Fargo and Citi Rapid City: • Gateway to prime South Dakota tourism industry including the Black Hills, Mt. Rushmore, the Badlands, Deadwood (historical and casinos) and the annual Sturgis motorcycle rally • Federal government is a major employer between six national parks in close proximity and Ellsworth Air Force 400,000 Base aggregate 2 MSA population Areas shaded green are Metropolitan Statistical Areas (darker) and Micropolitan Statistical Areas (lighter) where GWB has a branch or LPO presence 39

Colorado MSAs Denver / Aurora / Lakewood: • 19th largest MSA with population approaching 3 million • All four major pro sports represented with franchises • Significant recent population growth supported by inflow of many new employers especially in the technology sector Colorado Springs: • Major military presence including USAF Academy, Ft. Carson and Peterson and Shriever AFBs • Strong employment by defense and cybersecurity contractors • Home of US Olympic Committee and related entities Fort Collins: • Home of Colorado State University 4.5 million • Large employers in both manufacturing and technology aggregate • Hub for the micro-brewery industry 5 MSA population Boulder: • Home of the University of Colorado, known for science, engineering and research • Highest concentration of tech startups anywhere in the country Greeley: • Home of the University of Northern Colorado • Diverse economic footprint including industry, agriculture and energy Areas shaded green are Metropolitan Statistical Areas (darker) and Micropolitan Statistical Areas (lighter) where GWB has a branch or LPO presence 40

Other States Phoenix / Mesa / Scottsdale: Kansas City: • 12th largest MSA with population • 27th largest MSA with population over 4.5 million over 2 million • Home of Arizona State University • Two major professional sports • GWB opened a Scottsdale office franchises in 2016 • New Power and Light District is a • Large dairy lending concentration booming sports and entertainment in suburban Phoenix complex Tucson: • Diverse economic activity • Home of University of Arizona including Sprint Nextel's world • Major defense contractor and headquarters military presence Minneapolis / St. Paul / Bloomington: 7 • 16th largest MSA with population over 3.5 million • Home of the University of Minnesota • GWB gained presence through HF Financial acquisition Fargo: • Home of North Dakota State University • Regional health care hub with healthcare industry being the largest cumulative employer Areas shaded green are Metropolitan Statistical Areas (darker) and Micropolitan Statistical Areas (lighter) where GWB has a branch or LPO presence 41

Appendix 5 Accounting for Loans at FV and Related Derivatives

Loans at FV and Related Derivatives

Great Western Bancorp, Inc.

Overview

- For certain loans with an original term greater than 5 years with a fixed rate to the customer, Great Western Bank ("GWB") has entered into equal and offsetting fixed-to-floating interest rate swaps with two US counterparties
- Total size of the portfolio was $816.9 million at June 30, 2019

GWB has elected the Fair Value Option (ASC 825) on these loans and applies a similar treatment to the related derivatives:

- Changes in the fair value of the loans and the derivatives and the current period realized cost (benefit) of the derivatives (i.e., the net pay fixed/receive floating settlement) are recorded in earnings through noninterest income
- This differs significantly from most peers who have elected Hedge Accounting treatment
- The historical election is irrevocable so the concept will be present for the foreseeable future in GWB's financial statements *even if* different accounting elections are made on future originations
- Management presents non-GAAP measures to provide more clarity on the underlying economics

Summary

	Income Statement Line Item: Net increase (decrease) in fair value of loans at fair value	*Income Statement Line Item:* Net realized and unrealized (loss) gain on derivatives	***Net Relationship***	***Notes***
Increase (decrease) in FV related to interest rates	$ 21,246	$ (21,246)	$ —	**(1)**
Decrease in FV related to credit	$ (4,817)	$ (675)	$ (5,492)	**(2)**
Increase in SWAP fees	$ —	$ 696	$ 696	**(3)**
Current period realized cost of derivatives	$ —	$ 321	$ 321	**(4)**
Subtotal, loans at FV and related derivatives	$ 16,429	$ (20,904)	$ (4,475)	**(5)**

(1) Equal and offsetting each period. Changes in the FV of each financial asset and liability driven by current compared to contractual rates.

(2) Management records an adjustment for credit risk in noninterest income based on loss history for similar loans, adjusted for an assessment of existing market conditions for each loan segment. The FV adjustment related to credit is not included in the ALLL but loans are included in the ALLL coverage ratio denominator.

(3) Swap fees are fees related to transacting interest rate swaps and other interest rate derivatives.

(4) Current period actual cost of fixed-to-float interest rate swaps. Within non-GAAP financial measures, management reclassifies this component to interest income, resulting in adjusted interest income, adjusted net interest income and adjusted NIM, reflecting the underlying economics of the transactions. All else equal, this drag on earnings will reduce as short-term LIBOR rates increase.

(5) While US GAAP mandates the presentation of these items in noninterest income, management believes the residual net amount economically represents the net credit exposure of this segment of the portfolio - presented as a "credit-related charge" in the earnings release and elsewhere (see note **(2)**) - and the current period derivative cost which should be analyzed relative to gross interest income received from the loan customers (see note **(4)**) as presented in non-GAAP measures.

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